UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Madison Avenue
New York, New York 10016
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (§230.405 of this chapter) or Rule 12b-2 under the Exchange Act (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.

On March 12, 2018, New York Mortgage Trust, Inc. (the “Company”) filed a new prospectus supplement with the Securities and Exchange Commission (the “SEC”) with respect to the Company’s existing at-the-market equity offering program pursuant to which the Company may issue and sell shares of the Company’s common stock, par value $0.01 per share.  The new prospectus supplement was filed as a result of the Company’s filing with the SEC on February 26, 2018 post-effective amendment no. 1 to its registration statement on Form S-3ASR (File No. 333-213316). In connection with the filing of the new prospectus supplement, the Company is filing as Exhibit 5.1 hereto the opinion of its Maryland counsel, Venable LLP and as Exhibit 8.1 hereto the opinion of its tax counsel, Vinson & Elkins L.L.P.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there been any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.	Description
5.1	Opinion of Venable LLP regarding the validity of the Offered Shares.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC.
(Registrant)

Date: March 12, 2018	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Venable LLP regarding the validity of the Offered Shares.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).
23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1 hereto).